EXHIBIT 32.01

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Gaming Partners International Corporation (the “Company”) for the year ended December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Gregory S. Gronau, as Chief Executive Officer of the Company and Alain Thieffry, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.            The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.            The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company.

Gaming Partners International Corporation

Date: March 24, 2016	By:	/s/ Gregory S. Gronau Gregory S. Gronau President and Chief Executive Officer Principal Executive Officer

Date: March 24, 2016	By:	/s/ Alain Thieffry Alain Thieffry Chief Financial Officer, and Chairperson of the Board (Principal Financial Officer and Principal Accounting Officer)